EXHIBIT 99.1

                             TEXACO REPORTS RESULTS
                             ----------------------

                           FOR THE FIRST QUARTER 1996
                           --------------------------

FOR  IMMEDIATE  RELEASE:   MONDAY,  APRIL  22,  1996.
- ---  ---------  --------   -------  -----  ---  -----
         WHITE PLAINS, N.Y., April 22 - Texaco announced today that consolidated worldwide net income for the first quarter of 1996 was $386 million, or $1.42 per share. Total net income for the first quarter of 1995 was $297 million, or $1.08 per share, which included special items and the cumulative effect of an accounting change totaling $.27 per share. Earnings before special items of $386 million in first quarter 1996 compared to $226 million in the first quarter of 1995.


                                                                                            First Quarter
                                                                              ------------------------------------

 Texaco Inc.  (Millions):                                                         1996                        1995
- ------------------------------------------------------------------------------------------------------------------
Net income before special items                                               $    386                    $    226
Special items                                                                       -                          192
Cumulative effect of accounting
     change as of January 1, 1995                                                   -                         (121)
                                                                                ------                        ----
Total net income                                                              $    386                    $    297
                                                                                   ===                        ====
- ------------------------------------------------------------------------------------------------------------------


         In commenting on the results, Alfred C. DeCrane, Jr., Texaco Chairman and Chief Executive Officer, noted, "First quarter performance continued to reflect the benefits of our focus on core businesses, coupled with continued emphasis on reducing overhead and operating expenses. This allowed improved crude oil and natural gas prices to flow to the bottom line.
         "We were benefited by the positioning of our U.S. gas production and its access to the major markets where winter demands were very strong. Additionally, results were bolstered by the incrementally stronger prices for heavy crude oils and increased production of these grades. Our downstream business, though improved operationally from last year with higher refinery runs and increased product sales, again experienced low margins, particularly in the U.S. and in Europe."

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         Special items in 1995 included net gains of $192 million resulting from the sales of non-core U.S. producing properties and from the sale of land by a Caltex affiliate in Japan. Also included in 1995 was a $121 million non-cash charge from the write-down of non-core U.S. producing properties held for sale at January 1, 1995, classified as a cumulative effect of an accounting change in accordance with the 1995 adoption of Statement of Financial Accounting Standards
(SFAS) 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."
         The February 29, 1996, sale of Texaco's worldwide lubricant additives business for $196 million, including $136 million in cash and a three-year note of $60 million, completed the disposition of the company's discontinued chemical operations. Discontinued operations had no significant impact on first quarter 1996 and 1995 results.
         Subsequent to first quarter 1996, Texaco's affiliate Caltex Petroleum Corporation completed the sale of its 50 percent interest in Nippon Petroleum Refining Company, Limited for approximately $2 billion. In April, Texaco received $550 million in cash dividends from Caltex, mainly from the sales proceeds. Earnings from this sales transaction of some $275 million will be reported in the second quarter of 1996.

ANALYSIS OF FUNCTIONAL NET INCOME

OPERATING EARNINGS
PETROLEUM AND NATURAL GAS
     UNITED STATES

Exploration and Production
         First quarter 1996 earnings were $267 million as compared with $144 million, before special items, for the first quarter of 1995. Including a net gain of $112 million resulting from the sale of non-core producing properties, first quarter 1995 results totaled $256 million.


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

                                      - 3 -


     The substantial improvement in 1996 results was due mainly to the strengthening of natural gas prices which were $.51 per MCF higher than the same period in 1995, as prolonged cold weather affected large areas of the U.S. The favorable positioning of the company's producing fields combined with its strategic distribution assets, including the Henry Hub in Louisiana, enabled Texaco to benefit from the strengthening market prices.

     Crude prices for the first quarter 1996 rose $1.66 per barrel over the same period in 1995 due to higher demand. Prices for heavy California crude oils, approximately 40 percent of Texaco's U.S. production, were especially strong as evidenced by Kern River crude prices which averaged $14.91 per barrel for the first quarter 1996.

     Higher production of crude oil and natural gas from core properties substantially benefited earnings and significantly offset the low margin volumes sold with the non-core assets. Exploratory expenses were higher in 1996 due to the company's increased seismic and other drilling activity, particularly offshore in the Gulf of Mexico, including deep water properties.

Manufacturing,  Marketing and Distribution
         First quarter 1996 earnings were $4 million, as compared with losses of $19 million for the first quarter of 1995. Results for 1996 benefited from refining margins which, while still under pressure, improved over historically low levels experienced in 1995. Partially offsetting these higher refining margins were lower marketing results. Although diesel and gasoline sales volumes increased, with branded gasoline sales up 4 percent, marketing margins narrowed as sales prices could not fully recover the increases in the raw material component of product costs.

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
                                    - 4 -

         Also, the phased introduction of CARB II gasoline into the California market squeezed margins as the additional costs to manufacture and handle these products were not fully recouped in the first quarter.

INTERNATIONAL
Exploration and Production
     First quarter 1996 earnings were $130 million, as compared with $83 million for the first quarter of 1995.

         Results for 1996 benefited from higher crude oil prices, mainly in the North Sea and in Indonesia. Increased production due to continuing field development programs in the Partitioned Neutral Zone between Kuwait and Saudi Arabia and from new fields in China and Trinidad largely offset the declining crude oil and natural gas production of maturing fields in the U.K.
         Initial gas production from the Dolphin field in Trinidad began in March 1996 and development work in the U.K. Captain Field continues to be on schedule for initial production late this year.

Manufacturing, Marketing and Distribution
         First quarter 1996 earnings were $92 million, as compared with $104 million before special items for the first quarter of 1995. First quarter 1995 results, including net special gains of $80 million, principally relating to the sale of land by a Caltex affiliate in Japan, totaled $184 million.
         Operating earnings were lower than last year as higher refining margins in Europe were more than offset by lower marketing margins, particularly in the U.K. These poor marketing margins resulted from both industry oversupply conditions and added price pressure in this highly competitive market.

                                   - more -

         In the Caltex markets of the Pacific Rim, the impact of somewhat higher refining margins in Singapore and Bahrain and higher product sales volumes in Korea were more than offset by lower overall currency exchange benefits.

CORPORATE/NONOPERATING RESULTS
         For   the   first   quarter   of   1996, corporate/nonoperating charges
were $109 million,  as compared with $90 million in the first  quarter of 1995.
         Results for 1995 included $25 million in gains principally from sales of equity securities held for investment by the insurance operations.


CAPITAL AND EXPLORATORY EXPENDITURES
         Capital and exploratory expenditures, including equity in such expenditures of affiliates, were $641 million for the first quarter of 1996 as compared with $513 million for the same period of 1995. This 25 percent increase reflects the reinvestment of proceeds from sale of non-core business, and increased focus on upstream opportunities both in the United States and international areas. Expenditures in downstream operations decreased due to the completion of refinery upgrades in the U.S. and refinery construction, nearing completion, by Caltex were partially offset by generally higher marketing investments worldwide.

                                     - xxx -

NOTE TO EDITORS:  Tables for the first quarter are attached.


CONTACTS:                  David Dickson             914-253-4128
                           James Swords              914-253-4156
                           Yorick Fonseca            914-253-7034
                           Cynthia Michener          914-253-4743







     Additional Texaco information is available on the World Wide Web at: http://www.texaco.com





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                                      - 6 -



                                                                                              First Quarter
                                                                                       ----------------------------

                                                                                       1996                    1995  (a)
                                                                                      ------                  ------

FUNCTIONAL NET INCOME ($000,000)
- --------------------------------
Operating Earnings (Losses)
   Petroleum and natural gas
     Exploration and production
         United States                                                              $    267                 $    256 (b)
         International                                                                   130                       83
                                                                                        ----                     ----
           Total                                                                         397                      339
                                                                                        ----                     ----

     Manufacturing, marketing and
       distribution
         United States                                                                     4                      (19)
         International                                                                    92                      184 (b)
                                                                                        ----                     ----
           Total                                                                          96                      165
                                                                                        ----                     ----

           Total petroleum and natural gas                                               493                      504

   Nonpetroleum                                                                            2                        4
                                                                                       -----                    -----
           Total operating earnings                                                      495                      508

Corporate/Nonoperating                                                                  (109)                     (90)
                                                                                        ----                     ----

Net income from continuing operations                                                    386                      418

Cumulative effect of adoption of SFAS 121                                                 -                      (121)
                                                                                       -----                     ----

           Total net income (c)                                                     $    386                 $    297
                                                                                        ====                     ====

EARNINGS (LOSS) PER COMMON SHARE
- --------------------------------
Net income (loss) in dollars:
       Continuing operations before cumulative
         effect of accounting change                                                $   1.42                 $   1.55
       Cumulative effect of accounting change                                             -                      (.47)
                                                                                       -----                    -----
           Total net income                                                         $   1.42                 $   1.08
                                                                                       =====                    =====

Average number of common shares
   outstanding (000,000)                                                               260.7                    259.6


a) Previously reported results for 1995 have been restated for the adoption of SFAS 121, as appropriate
b) Includes special items as detailed in news release
c) Includes provision for income taxes ($000,000)                                   $    278                 $    216





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



                                                                                                 First Quarter
                                                                                        -----------------------------
                                                                                        1996                     1995 (a)
                                                                                        ----                     ----
OTHER FINANCIAL DATA ($000,000)
- -------------------------------
Revenues from continuing operations                                                   $10,271                $    9,067

Total assets as of March 31                                                        (d)$24,700                $   24,981

Stockholders' equity as of March 31                                                (d)$ 9,650                $    9,916

Total debt as of March 31                                                          (d)$ 5,650                $    6,114

Capital and exploratory expenditures
   (includes equity in affiliates)
     Exploration and production
         United States                                                             $      266                $      172
         International                                                                    207                       143
                                                                                         ----                      ----
           Total                                                                          473                       315
                                                                                         ----                      ----

     Manufacturing, marketing and
       distribution
         United States                                                                     77                        74
         International                                                                     87                       119
                                                                                         ----                      ----
           Total                                                                          164                       193
                                                                                         ----                      ----

     Other                                                                                  4                         5
                                                                                        -----                     -----

           Total                                                                   $      641                $      513
                                                                                         ====                      ====

   Texaco Inc. and subsidiary companies
     Exploratory expenses included above:
         United States                                                             $       23                $       18
         International                                                                     46                        37
                                                                                         ----                      ----
           Total                                                                   $       69                $       55
                                                                                         ====                      ====

Dividends paid to common stockholders                                              $      208                $      208

Dividends per common share (dollars)                                               $      .80                $      .80

Dividend requirements for preferred
       stockholders                                                                $       15                $       16


(a)  Previously reported results for 1995 have been restated for the adoption of SFAS 121, as appropriate
(d)  Preliminary




                                      - 8 -

                                                                                                 First Quarter
                                                                                                 -------------
                                                                                         1996                     1995
                                                                                         ----                     ----

OPERATING DATA - INCLUDING INTERESTS
- ------------------------------------
   IN AFFILIATES
   -------------
     Net production of crude oil and
       natural gas liquids (000 BPD)
         United States                                                                    382                       389
         Other Western Hemisphere                                                          12                        17
         Europe                                                                           119                       135
         Other Eastern Hemisphere                                                         259                       238
                                                                                        -----                     -----
           Total                                                                          772                       779

     Net production of natural gas -
       available for sale (000 MCFPD)
         United States                                                                  1,648                     1,661
         Europe                                                                           205                       258
         Other International                                                              168                       174
                                                                                        -----                     -----
           Total                                                                        2,021                     2,093

     Natural gas sales (000 MCFPD)
         United States                                                                  3,235                     3,277
         Europe                                                                           297                       295
         Other International                                                              178                       186
                                                                                        -----                     -----
           Total                                                                        3,710                     3,758

     Natural gas liquids sales
       (including purchased LPGs) (000 BPD)
         United States                                                                    245                       237
         International                                                                    116                        89
                                                                                        -----                     -----
           Total                                                                          361                       326

     Refinery input (000 BPD)
         United States                                                                    711                       685
         Other Western Hemisphere                                                          57                        23
         Europe                                                                           334                       313
         Other Eastern Hemisphere                                                         501                       466
                                                                                        -----                     -----
           Total                                                                        1,603                     1,487

     Refined product sales (000 BPD)
         United States                                                                  1,021                       890
         Other Western Hemisphere                                                         376                       349
         Europe                                                                           475                       447
         Other Eastern Hemisphere                                                         796                       780
                                                                                        -----                     -----
           Total                                                                        2,668                     2,466
